John Kinross-Kennedy, CPA, ABV, CVA
Kinross & Associates, CPAs
17848 Skypark Circle, Suite C
Irvine, CA 92614-6401
(949) 955-2522. Fax (949) 724-3817
jkinross@zamucen.com

November 10, 2008

United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

I have read Item 4.01 of the Form 8-K to be filed on November 10, 2008 , of Octavian Global Technologies, Inc. (formerly House Fly Rentals, Inc.) and agree with the statements contained therein.

Sincerely,

Very truly yours,

/s/ John Kinross-Kennedy

John Kinross-Kennedy
Certified Public Accountant